Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1480, 33-17870, 33-37115, 33-38781, 33-39162, 33-139522 and 33-71268) of Altria Group, Inc. and in the Registration Statement on Form S-8 (File Nos. 333-71266 and 333-137021) of Kraft Foods Inc. of our report dated June 15, 2007 relating to the financial statements and supplemental schedule of the Kraft Foods Global, Inc. TIP Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 15, 2007